THE NEEDHAM FUNDS, INC.
SECOND AMENDMENT TO THE AMENDED AND RESTATED
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 13th day of November, 2018, to the Amended and Restated Fund Administration Servicing Agreement, dated as of June 7, 2012 (the "Agreement"), is entered into by and between THE NEEDHAM FUNDS, INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a paragraph to section 6 and

WHEREAS, the parties desire to amend the fee schedule on Exhibit B of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Amended Exhibit B of the Agreement shall be amended and replaced in their entirety by the Exhibit B attached hereto.

2.	The following paragraph will be added to Section 6 Data Necessary to Perform Services
Fund Services has entered into agreements with Bloomberg Finance L.P. (“Bloomberg”) to provide data (the “N-PORT Data”) for use in or in connection with the reporting requirements under the Rule, including preparation and filing of Form N-PORT. In connection with the provision of the N-PORT Data, Bloomberg requires certain provisions to be included in the Agreement.
The Company agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the N-PORT Data, (b) not extract the N-PORT Data from the view-only portal, (c) not use the N-PORT Data for any purpose independent of complying with the requirements of the Rule (which prohibition shall include, for the avoidance of doubt, use in risk reporting or other systems or processes (e.g., systems or processes made available enterprise-wide for the Company’s internal use)), (d) permit audits of its use of the N-PORT Data by Bloomberg, its affiliates or, at the Company’s request, a mutually agreed upon third-party auditor (provided that the costs of an audit by a third party shall be borne by the Company), (e) exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Company’s receipt or use of the N-PORT Data (including expressly disclaiming all warranties). The Company further agrees that Bloomberg shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (e).

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE NEEDHAM FUNDS, INC.             U.S. BANCORP FUND SERVICES, LLC

By: _/s/ James W. Giangrasso__________        By: ___/s/ Anita M. Zagrodnik___________

Name:__James W. Giangrasso_________ Name: ___Anita M. Zagrodnik__________

Title:    CFO                        Title: ____Senior VP 12/3/18___________

Exhibit B to the
Amended and Restated Fund Administration Servicing Agreement

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at November 2018
Annual Fee Based Upon Average Net Assets per Fund Complex*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum Annual Fee: $[ ]0 per [ ] Fund complex

▪	Additional fee of $[ ] for each Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund

▪	Advisor Information Source – On-line access to portfolio management and compliance information.

▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

▪	USBFS Legal Administration (e.g., registration statement update)

▪	CoreTax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Chief Compliance Officer Support Fee

▪	$[ ] per year per fund complex
Data Services
Pricing Services

▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$[ ] – Bank Loans

▪	$[ ] – Swaptions

▪	$[ ] – Intraday money market funds pricing, up to [ ] times per day

▪	$[ ] – Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>[ ]per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)

▪	$[ ] per security per month for fund administrative data
SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year
Daily Compliance Services (Charles River)

▪	Base fee – $[ ] per fund per year

▪	Setup – $[ ] per fund group
Section 18 Compliance Testing

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, Prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate

▪	State tax returns - (First [ ] included in core services) – $[ ] per additional return

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule (continued)
BookMark Electronic Board Book Portal

▪	USBFS will establish a central, secure portal for Board materials using a unique client board URL.

▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.

▪	Features password-protected, encrypted servers with automatic failover.

▪	Training and ongoing system support.

▪	Accessible from your smart phone or iPad.

▪	Allows multiple users to access materials concurrently.

▪	Searchable archive.

▪	Ability to make personal comments.

Annual Fee per Trust

▪	[ ] – [ ] users – $[ ]

▪	[ ] – [ ] users – $[ ]

▪	[ ] – [ ] users – $[ ]

▪	[ ] – [ ] users – $[ ]
Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access

▪	Minimum fee (includes [ ] board, [ ] committee and [ ] users)

▪	[ ] users may consist of any combination of Board Members/ Executives and Administrators

▪	Accessing Entities and Individuals Installation Fee Annual Fee

Affiliate Package $[ ] $[ ]
Additional Boards                    $[ ]        $[ ]
Additional Committees/Meeting Groups            $[ ]        $[ ]
Additional Online & Offline Users (Board Members/Execs)    $[ ]        $[ ]
Online and Offline Users (Administrative)            $[ ]        $[ ]

Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal – In support of external legal counsel
$[ ]per project – [ ] fund
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
(Excludes Trust counsel fee; subject to services provided; if applicable)

▪	Additional fee of $[ ] per sub-advisor

▪	Additional fee of $[ ] per drafting multi-manager exemptive application (does not include outside legal costs)
Additional Legal Administration Services

▪	Subsequent new fund launch – $[ ] per project

▪	Subsequent new share class launch – $[ ] per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

▪	Annual legal update – $[ ] per project

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ]% following the selection of U.S. Bancorp Fund Services and [ ]% [ ]days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications